                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                      EXHIBIT 21


               SUBSIDIARIES OF AMERICAN BUSINESS PRODUCTS, INC.


     The subsidiaries of the Company as of March 15, 1996, all of which are wholly-owned, are set forth below:


              NAME                              STATE OF INCORPORATION
              ----                              ----------------------
BookCrafters USA, Inc.                                Michigan
Curtis 1000 Inc.                                      Georgia
Discount Labels, Inc.                                 Indiana
International Envelope Company                        Delaware
Jen-Coat, Inc.                                        Massachusetts
Vanier Graphics Corporation                           California
 d/b/a Vanier


     The results of operations of all subsidiaries described above are included in the Consolidated Financial Statements incorporated by reference in this Annual Report on Form 10-K.